UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2005

EDUCATIONAL DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 0-4957

Delaware (State or other jurisdiction of incorporation or organization)	73-0750007 (I.R.S. Employer Identification No.)

10302 East 55th Place, Tulsa, Oklahoma 74146-6515
(Address of principal executive offices and Zip Code)

(918) 622-4522
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under an of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Based on the recommendation of the Audit Committee, the Board of Directors of Educational Development Corporation (“EDC”) dismissed its independent registered public accounting firm, Deloitte & Touche LLP, as of February 22, 2005. The Board appointed Tullius Taylor Sartain & Sartain LLP (“Tullius Taylor”) headquartered in Tulsa, Oklahoma, as its new independent auditors for the fiscal year ended February 28, 2005.

The reports of Deloitte & Touche LLP on the financial statements of EDC for its fiscal years ending February 29, 2004 and February 28, 2003 did not contain any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During EDC’s two most recent fiscal years and the subsequent interim period through February 22, 2005, (i) there were no disagreements between EDC and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference to the subject matter of the disagreement in connection with its report.

EDC has not during the Company’s two most recent fiscal years or the subsequent interim period through February 22, 2005, consulted with Tullius Taylor regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on EDC’s financial statements, or (ii) any matter that was the subject of a Disagreement with Deloitte & Touche LLP or a Reportable event (as defined in Regulation S-K Item 304 (a)(1)(v)).

EDC has informed Deloitte & Touche LLP of its decision and provided it with a copy of the disclosures it is making in response to this Item. EDC has requested Deloitte & Touche LLP to furnish a letter addressed to the Commission stating that it agrees with the statements made by EDC. Deloitte & Touche LLP’s letter is attached hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	EXHIBITS

16	Letter of Deloitte & Touche LLP

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Educational Development Corporation
By:	/s/ Randall W. White
Randall W. White
President and Chief Executive Officer

Date: March 11, 2005

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
*16	Letter of Deloitte & Touche LLP

*	Filed herewith.